Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(3,224,410)
Unrealized Gain (Loss) on Market Value of Futures	28,463,700
Dividend Income	888
Interest Income	1,127
ETF Transaction Fees	700
Total Income (Loss)	$25,242,005

Expenses
Investment Advisory Fee	$92,651
Audit Fees	7,192
NYMEX License Fee	3,544
Non-interested Directors' Fees and Expenses	1,692
Brokerage Commissions	1,656
Legal Fees	983
Prepaid Insurance Expense	930
SEC & FINRA Registration Expense	806
Total Expenses	$109,454
Net Income (Loss)	$25,132,551

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/11	$173,187,036
Withdrawals (200,000 Units)	(7,249,857)
Net Income (Loss)	25,132,551

Net Asset Value End of Period	$191,069,730
Net Asset Value Per Unit (4,700,000 Units)	$40.65

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502